Exhibit 10.16.1

Memorandum regarding

Informing, Waiving, and Amending

Loan Conditions and Covenants

Between Fabrinet Co., Ltd. and Export-Import Bank of Thailand

24 September 2007

1. Matters to be informed

In order to comply with covenants in the Loan Agreements regarding notice of any material change, Fabrinet would like to inform that we have the following events/circumstances/changes occurred or will occur in the near future:

1.1 Fabrinet has planned listing in the U.S. stock exchange market

1.2 Reissuing of new set of financial statements due to planned listing

In conjunction with the planned listing and the preparation of the year end financial statements; the company will provide you a set of financial statements for the year ended June 30, 2007, 2006 and 2005 that meet the PCAOB and SEC rules and regulations (not previously required as we were a privately held company).

1.3 Director resigned

Fabrinet (Cayman Islands)’s director, Debora Shoquist, was resigned on 30 August 2007.

2. Waivers

There are some covenants or conditions which are affected from such event/circumstances or we breached or did not comply with them. In any case, we would ask for waiver, confirm that the bank will not accelerate the payment of the outstanding balance for the following fiscal year ended June 30, 2008, and the company will continue to make the originally scheduled principal and interest payments. They are as follows:

2.1 Waiver of certain breach of covenant

2.1.1 Mortgage Property to TMB Bank

Clause 7.10 Borrower will not transfer, lend or pledge assets to other entities that will give those the rights over the assets of the borrower, except for doing such action to the Lender or obtain consent letter in advance from the Lender or it is in normal course of business of the Borrower.

Since Fabrinet entered into the Loan Agreement dated 4 April 2007 with TMB Bank Public Company Limited for construction of Building 5 and mortgaged such building and land as collateral, we would like to seek the written consent from EXIM Bank.

Request by Fabrinet Co., Ltd.

Signature:
Name:	Soon Kaewchansilp, Director

Export-Import Bank of Thailand agrees and consents to amend as requested.

Signature:
Name: